Preferred Stock                                              Shares:
Number:  0001                                                CUSIP:


                 MANAGED INCOME SECURITIES PLUS FUND, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

            THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL BE HELD SUBJECT TO THE RESTRICTIONS AND PROVISIONS OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION AND THE CERTIFICATE OF DESIGNATION RELATED TO THE SHARES, COPIES OF WHICH ARE FILED WITH THE STATE OF DELAWARE, AND THE BY-LAWS OF THE CORPORATION, AS EACH MAY BE AMENDED FROM TIME TO TIME.

            This certifies that Cede & Co. is the registered holder of _______ shares of Preferred Stock, par value $.01 per share, of Managed Income Securities Plus Fund, Inc. (the "Corporation"), transferable only on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate with a proper endorsement. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

            IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this 5th day of February, 1997.

                                         _________________________________
                                                      President

                                         _________________________________
                                                      Secretary


THE SHARES OF PREFERRED STOCK REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN THE UNITED STATES EXCLUSIVELY TO INVESTORS WHO ARE QUALIFIED INSTITUTIONAL BUYERS WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT. THE SHARES OF PREFERRED STOCK MAY ONLY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN A TRANSACTION THAT IS IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE LAWS.

THE ISSUER HEREOF WILL FURNISH WITHOUT CHARGE TO EACH HOLDER HEREOF, UPON REQUEST, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, PURSUANT TO SECTION 151(F) OF THE DELAWARE GENERAL CORPORATION LAW.




No. 1             MANAGED INCOME SECURITIES PLUS FUND, INC.    _______ SHARES

PREFERRED STOCK                                                PAR VALUE $.01
                                                               PER SHARE
CUSIP:

            Incorporated Under the Laws of the State of Delaware

   THIS CERTIFIES that Cede & Co. is the owner of _______ fully paid and non-assessable Shares of Preferred Stock, par value $.01 per share, liquidation preference $100,000 per share, of the above-named Corporation transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.


                                    IN WITNESS WHEREOF the Corporation has
                                    caused this Certificate to be signed by
                                    its duly authorized officers this 5th
                                    day of February, 1997.

                                    ____________________   _________________
                                    President              Secretary